                                                                   Exhibit 10.17


                                 LEASE AGREEMENT

       The capitalized terms in this Lease shall have the meanings ascribed to in the Lease and as summarized below, and each reference to such term in the Lease shall incorporate such meaning therein as if fully set forth therein.

TERMS:

Landlord:                Northwest Properties Realty Corp., a Minnesota corporation

Tenant:                  G. T. Interactive Software Corp., a Delaware corporation

Leased Premises:         Suite 150, consisting of approximately 20,400 square feet

Project:                 Northwest Pointe Business Centre
                             2155 Niagara Lane North
                         Plymouth, Minnesota 55447-4699

Term:                    From 12:01 a.m. on March 1, 1999 (the "Commencement Date")
                         through 1l:59 p.m. on November 30, 2002 (the "Expiration Date")

Annual Minimum Rent
Payable by Tenant for
First Year of Term:      $191,124.60 per annum

Base Year:               N/A

Security Deposit:        $15,927.05

                                     INDEX

Paragraph                                 Heading
---------                                 -------
                                          Summary
                                          Index
1                                         Leased Premises
2                                         Term
3                                         Rent
4                                         Use
5                                         Acceptance of Leased Premises, Tenant's Work,
                                          and Repairs by Landlord
6                                         Repairs by Tenant
7                                         Plans and Specifications
8                                         Right of Entry
9                                         Landlord's Right to Act for Tenant
10                                        Defaults and Remedies
11                                        Tenant's Improvements, Liens
12                                        Tenant's Property, Landlord's Lien
13                                        Subletting and Assignment
14                                        Casualty
15                                        Condemnation
16                                        Insurance
17                                        Signage
18                                        Attorney's Fees
19                                        Parties
20                                        Landlord and Tenant Relationship
21                                        Holding Over
22                                        Sale by Landlord
23                                        Surrender of the Premises
24                                        Notices
25                                        Covenant of Quiet Enjoyment
26                                        Subordination
27                                        Estoppel Certificate
28                                        Successors and Assigns
29                                        Limitation of Liability
30                                        Broker's Commission
31                                        Rules and Regulations
32                                        Hazardous Substances
33                                        Miscellaneous
34                                        Furnishings Covenant
35                                        Tenant Access
36                                        Tenant Security System
37                                        Heating and Cooling System
Exhibit A:       Diagram of the Project
Exhibit B:       Tenant's Work
Exhibit B-1:     Plans and Specifications
Exhibit C:       Rules and Regulations

                                 LEASE AGREEMENT

         This Lease Agreement (hereinafter called "Lease") is made on this 22nd day of February, 1999, by and between Northwest Properties Realty Corp. ("Landlord"), having an office at c/o Sentinel Real Estate Corporation, 666 Fifth Avenue, 26th Floor, New York, New York 10103-2698 and G.T. Interactive Software Corp., a Delaware corporation ("Tenant"), having a corporate headquarters located at 417 Fifth Avenue, New York, New York 10016.


                                  WITNESSETH:

         Leased Premises: Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord, that certain space known and numbered as Suite 150 and containing approximately 20,400 square feet (the "Leased Premises"), consisting of 19,812 square feet of office space and 588 square feet of warehouse space, now or hereafter to be constructed in the Northwest Pointe Business Centre (the "Project"), located at 2155 Niagara Lane North, Plymouth, Minnesota 55447-4699. The Leased Premises are outlined and crosshatched in red on the diagram of the Project attached hereto as Exhibit A and made a part hereof. Exhibit A sets forth the general layout of the Project and shall not be deemed to be a warranty on the part of Landlord that the Project will be exactly as indicated on said diagram. Landlord may increase, reduce or change the number, dimensions and locations of roadways, walks, buildings, landscaped areas and parking areas as Landlord shall from time to time deem proper; provided that such changes shall not materially impair Tenant's access to the Leased Premises. Occupancy by Tenant of the Leased Premises shall include the use in common with others entitled thereto of parking areas, service roads and sidewalks shown and depicted on Exhibit A, subject, however, to the terms and conditions of this Lease and to all rules and regulations for the use thereof as set forth herein and as may from time to time be otherwise prescribed by Landlord. No easement is included in the Leased Premises.

         2. Term: (a) The term ("Term") of this Lease shall be for a period of forty-five (45) months commencing on March 1, 1999 (herein referred to as the "Commencement Date"), and expiring on November 30, 2002 (herein referred to as the "Expiration Date"). All references to the "Term" or "term of this Lease" refer to the term of the Lease as it is renewed, extended or sooner terminated.

         (b) If Landlord is unable to give possession of the Leased Premises to Tenant on the Commencement Date because (i) a tenant or occupant remains in possession of the Leased Premises, or (ii) for any other reason, then Landlord shall not be liable for such failure, and no such failure shall affect the validity of this Lease; provided, however, Tenant shall not be required to pay rent for any period during which Landlord is prevented from giving possession of the Leased Premises to Tenant. In no event shall the Expiration Date, as hereinabove defined, be changed in connection with any such delay.

         3. Rent:

         (a) Minimum Rent: Landlord reserves and Tenant covenants to pay to Landlord at the address set forth below, or such other address as Landlord shall from time to time designate in writing, without prior demand being made therefor and without offset or deduction of any kind, Minimum Rent for the Leased Premises as follows:

                  (i) For the period commencing on March 1, 1999 and expiring on November 30, 2002, the sum of $191,124.60 per annum, payable in equal monthly installments, in advance, of $15,927.05 per month.

         (b) In addition to the Minimum Rent hereinabove set forth, Landlord reserves, and Tenant covenants to pay to Landlord, as additional rent for the Leased Premises, a proportion of the Project's Taxes and Operating Expenses, as such terms are hereinafter defined, which proportion shall be 22.11% of the Project.

         (c) For the purposes of this Lease the term "Taxes" shall mean the sum of all real estate, ad valorem, property taxes and any general or special assessments levied upon all or any part of the Building, both land and improvements thereon, for each year of the Term. The additional rent provided to be paid in this Paragraph for Taxes at the commencement of the Term have been computed based on Taxes anticipated to be incurred during the current calendar year for an estimated charge of $5,678.00 per month to be paid, in advance, without prior demand being made therefor and without offset or deduction of any kind.

         (d) For the purposes of this Lease, the term "Operating Expenses" shall mean the total cost and expense incurred in operating and maintaining the common areas of the Project actually used or available for use by Tenant and the employees, agents, servants, customers and other invitees of Tenant, including without limitation, the sum of all costs of all fire and extended casualty insurance and all liability insurance on the Project together with the costs of other insurance protections, including but not limited to, business interruption insurance, gardening and landscaping, repairs, maintenance, painting, lighting, sanitary control, security, removal of snow, trash, rubbish, garbage and other refuse, pest control, window washing, janitorial, capital expenditures amortized over their useful lives, management fees and the cost of personnel. For the purposes of this Lease, the term "Operating Expenses" shall not include any ground lease rental; costs incurred by Landlord for the repair of damage to the Project, to the extent that Landlord is reimbursed by insurance proceeds; costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project; marketing costs including, without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs associated with tenant improvements, and other costs and expenses incurred in connection with any lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project; expenses in connection with services or other benefits which are provided to another tenant or occupant of the Project which service or benefit is not also provided to Tenant; costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project; overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project; advertising and promotional expenditures; tax penalties incurred as a result of Landlord's negligence or inability to make payments when due; any management fees in excess of those management fees which are normally and customarily charged by landlords of comparable buildings; costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents; costs associated with the operation of the business of the corporate entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, or outside fees paid in connection with disputes with other tenants; and costs of capital improvements, except that Operating Expenses shall include the cost of any capital improvement completed on or after the Commencement Date which reduce future Operating Expenses or made by Landlord to keep the Project in compliance with all governmental rules and regulations applicable thereto from time to time, in either such case as amortized in accordance with generally accepted accounting principals. For the purposes of this Lease the term "common areas" shall mean all areas, space, equipment and services provided by Landlord for the common or joint use and benefit of the occupants of the Project, their employees, agents, servants, customers, and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian or other malls, courts, stairs, ramps and sidewalks, comfort and first aid stations, washrooms and parcel pickup stations. The additional rent provided to be paid in this Paragraph for Operating Expenses at the commencement of the Term have been computed based on Operating Expenses anticipated to be incurred during the current calendar year for an estimated charge of $1,666.00 per month to be paid, in advance, without prior demand being made therefor and without offset or deduction of any kind.

         (e) The additional rent payable for Taxes and Operating Expenses hereunder shall be adjusted annually to reflect the actual cost of Taxes and Operating Expenses incurred during the preceding twelve (12) months, to bill Tenant for any amounts due or refund Tenant for any amounts overpaid for the preceding twelve (12) months (payments to be made within 30 days of billing or when refund is calculated, as applicable) and to compute or recompute the monthly estimates payable by Tenant to Landlord thereafter, based on Taxes and Operating Expenses anticipated to be incurred during the succeeding twelve (12) months. Taxes and Operating Expenses shall be prorated for the years in which the Term commences and expires or sooner terminates based on the portion of such years(s) during which the Lease is in effect. If Tenant is entitled to a refund, or Landlord is entitled to a payment, of Taxes and/or Operating Expenses during the year in which the Term expires or sooner terminates, such amount shall be paid to Tenant or paid to Landlord, as the case may be, within thirty
(30) days after adjustment is made as aforesaid. This paragraph shall survive the expiration or sooner termination of this Lease.

         (f) All rental payments shall be made to Landlord in monthly installments in advance, on or before the first of each month and delivered to Landlord c/o Sentinel Real Estate Corporation, Commercial Accounting, 666 Fifth Avenue, 26th Floor, New York, New York, 10103-2698.

         (g) Tenant covenants and agrees to pay a $50.00 late fee plus interest at the rate of one and one-half percent (1.5%) per month, compounded daily, on all Minimum Rent, additional rent and all other sums due under this Lease from the time said rents or sums accrue if they are not paid within five
(5) days after said payments are due. Should Tenant pay its rent by a check which is returned for "non-sufficient funds", Landlord may thereafter require that all future payment be made by certified or bank check. Landlord expressly reserves all rights and remedies provided herein and by law in respect thereto.

         (h) As used herein, the term "Lease Year" shall mean each term of twelve (12) consecutive calendar months commencing on the Commencement Date or on the first (1st) day of the first (1st) calendar month following the Commencement Date, if the Commencement Date does not fall on the first


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
(1st) day of a calendar month; provided, however, that the first (1st) Lease Year shall include the partial month, if any, caused by the Commencement Date's falling on other than the first (1st) day of a calendar month.

         (i) Tenant has deposited with Landlord sum of $15,927.05 as security for the full and faithful performance by Tenant of all terms of this Lease required to be performed by Tenant. Said deposit shall be held by Landlord, without liability for interest, and may be applied by Landlord, in whole or part, for the payment of any past due fixed Minimum Rent, additional rent, or other money, damage or loss which may be sustained by Landlord because of a default by Tenant. In the event of any such application by Landlord; Tenant shall, upon the written demand of Landlord, promptly remit to Landlord a sufficient amount of cash to restore the security to the original sum deposited. Landlord shall deliver such deposit to any purchaser or other transferee of Landlord's interest in the Building in which the Leased Premises are located, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

         (j) Utilities: Tenant shall promptly pay all charges for utilities and other services furnished to the Leased Premises by Landlord or the applicable utility company, including, but not limited to gas, water, electricity, fuel, light, air and heat, and Tenant shall promptly pay all charges for garbage collection services and for all other sanitary services rendered to the Leased Premises or used by Tenant in connection herewith. In the event any utilities furnished to the Leased Premises are not separately metered, Tenant shall pay to Landlord, as additional rent, Tenant's pro rata share of the utilities used (without Landlord mark-up) by Tenant, within fifteen (15) calendar days following receipt of a statement showing any amount due therefor. Tenant's prorated amount shall be determined on the basis of the size of the Leased Premises, unless Landlord reasonably determines that Tenant's use of the Leased Premises justifies a disproportionate allocation of utility costs to Tenant.

         (k) All payments due hereunder are subject to any and all governmental authority having jurisdiction thereover and should at any time the amounts due hereunder be subject to sales, use or other tax, Tenant shall pay all applicable tax together with each payment to Landlord.

         4. Use: The Leased Premises shall be used solely for general office, warehouse, and light manufacturing and for no other purposes. The Leased Premises shall not be used for any illegal purposes; nor in violation of any regulation of any governmental body; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Leased Premises or on the Project. Tenant agrees, at its sole cost and expense, to promptly comply with all requirements of (i) any legally constituted public authority; provided, however, in no event shall Tenant be obligated to make any structural repairs to the Leased Premises or to the Project except if such structural repairs arise out of or in connection with the specific use made of the Leased Premises by Tenant, or (ii) any insurance company or rating agency which sets rates of insurance for the Leased Premises or the Project made necessary by Tenant's particular use and occupancy of the Leased Premises. Tenant agrees to use the Leased Premises for the purposes herein leased.

         5. Tenant's Acceptance of the Leased Premises, Tenant's Work and Repairs by Landlord: (a) Tenant hereby accepts the Leased Premises in their present "as is" condition and as suited for the uses intended by Tenant and acknowledges that Landlord shall not be required to perform any work therein in consideration of Tenant's occupancy, however, Landlord shall reimburse Tenant for improvements to be made by Tenant to the Leased Premises as more particularly set forth on Exhibit B attached hereto. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any repairs or improvements to the Leased Premises except repairs to the foundation, exterior and load bearing walls or roof of the Building as necessary for safety and tenantability; Landlord's duties shall also include repairs to utility and sewer pipes outside the exterior walls of the Building, or under or within the floor of the Leased Premises, unless made necessary by the negligence or misuse of Tenant, its employees, contractors or agents, in which event such repairs shall be made by and at the expense of Tenant.

         (b) Subject to Tenant's payment of additional rent for Operating Expenses, as set forth hereinabove, Landlord shall be responsible for the maintenance of the common areas of the Project, including parking areas, planted areas and landscaping areas which are from time to time designated by Landlord.

         (c) In consideration of Tenant's accepting the Leased Premises in their present "as is" condition, Tenant shall receive a credit in the amount of $93,084.20 to be applied, in equal monthly installments of $23,271.05 per month, towards the Minimum Rent, Operating Expenses and Taxes due hereunder for the period commencing on March 1,1999 and expiring on June 30,1999.

         6. Repairs by Tenant: Tenant shall, at all times during the Term of this Lease, at its sole cost and expense, repair, maintain, replace as necessary and keep in good, clean and safe repair and conditions all portions of the Leased Premises and all equipment, fixtures and systems therein and thereon which are not specifically set forth as the responsibility of Landlord in Paragraph 5 of this Lease. Tenant's repairs and replacements shall include, without limitation, all electrical, plumbing, dockbumpers, heating and air conditioning systems, parts, components and fixtures within or relating to the Leased Premises; in connection therewith, Tenant shall maintain in force at all times a maintenance contract for the heating, ventilation and air conditioning equipment reasonably acceptable in form and content to Landlord and with a service organization reasonably acceptable to Landlord. Tenant shall also promptly repair or replace all doors, non-structural partitions and all glass and plate glass immediately when cracked or broken. Landlord gives to Tenant exclusive control of the Leased Premises and shall be under no obligation to inspect the Leased Premises. Tenant shall at once report in writing to Landlord any defective conditions known to Tenant which Landlord is required to repair, and failure to promptly report such defects shall make Tenant liable to Landlord for any liability incurred by Landlord by reason of such delay, and, Tenant indemnifies and holds harmless Landlord from and against all loss, cost and damage (including reasonable attorney's fees) arising from or related to Tenant's failure to so report such defective conditions.

         7. Plans and Specifications: Tenant agrees that it will perform improvements to the Leased Premises as provided for in Exhibit B attached hereto and by this reference made a part hereof pursuant to plans and specifications mutually acceptable to Landlord and Tenant (the "Plans and Specifications"), which are to be submitted, reviewed and approved by Landlord and Tenant prior to the completion of the construction thereof. In the event that one party hereto shall desire, or shall find it necessary to make, any modifications or changes to the Plans and Specifications, the party desiring or requiring said changes shall give the other party written notice thereof. No change to the Plans and Specifications shall be effective unless and until it has been approved in writing by both Landlord and Tenant. The Plans and Specifications, as amended, shall thereafter, for all purposes, be considered the "Plans and Specifications" hereunder. Notwithstanding the foregoing, Tenant acknowledges that in the course of construction, certain changes, deviations or omissions may be required by governmental authorities or job conditions and Tenant agrees to such changes, deviations or omissions, provided that such changes, deviations, or omissions do not materially alter the value or appearance of the Leased Premises or materially reduce the quality of materials used in the construction of the improvements thereto. Tenant understands and agrees that any plans, renderings or drawings or similar documents which purport to depict any improvements to the Leased Premises are merely an approximation of, and may not necessarily reflect, actual, as-built conditions. Landlord shall, upon Tenant's request, during the period of Tenants possession of the Leased Premises, permit Tenant to jointly exercise with Landlord the rights and benefits accruing under any warranties, guaranties and service agreements, if any, covering those portions of the Leased Premises for which Tenant is responsible under Paragraph 6 hereof.

         8. Right of Entry: Landlord or its representative(s) shall have the right, but not the obligation, to enter the Leased Premises at reasonable hours upon reasonable prior verbal notice, to exhibit same to prospective purchasers or lenders and, during the last six (6) months of this Lease only, prospective tenants; to inspect the Leased Premises to see that Tenant is complying with all Tenant's obligations hereunder; and to make repairs required of Landlord under the terms of this Lease (in which event Landlord agrees to take reasonably appropriate steps to limit the interference such work causes to Tenant's use of the Leased Premises). Notwithstanding the foregoing, Landlord, without liability to Tenant, shall have the right to enter the Leased Premises at anytime without notice in cases of emergency.

         9. Landlord's Right to Act for Tenant: If Tenant fails to pay any additional rent or make any other payment (except Minimum Rent) or take any other action when and as required under this Lease, Landlord may, but shall be under no obligation to, without demand upon Tenant and without waiving or releasing Tenant from any duty, obligation or liability under this Lease, pay any such additional rent, make any such other payment or take any such other action required of Tenant. The actions which Landlord may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements in or on the Leased Premises, the payment of insurance premiums which Tenant is required to pay under this Lease and the payment of taxes and assessments which Tenant is required to pay under this Lease. Landlord may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, reinstatement fees, late charges and interest. All amounts paid by Landlord pursuant to this Paragraph, and all costs and expenses incurred by Landlord in exercising Landlord's rights under this Paragraph, shall be immediately payable by Tenant to Landlord as additional rent upon demand.

         10. Default and Remedies: (a) In the event Tenant shall be in default in the payment of any installment of rent herein reserved (whether Minimum Rent, or additional rent of any kind) following five (5) days written notice to Tenant thereof or in the event Tenant shall be in default in the performance of any of the terms, covenants, conditions or provisions herein contained binding upon Tenant after Landlord has given Tenant ten (10) days prior written notice of such non-performance (except that this ten (10) day period shall be extended for a reasonable period of time not to exceed forty-five (45) days if the default is not reasonably capable of cure within said ten (10) day period and Tenant proceeds to diligently cure the default), or in the event Tenant shall be adjudicated a bankrupt (not released within thirty (30) days) or shall become insolvent or shall make a general assignment for the benefit of its creditors, or in the event a receiver shall be appointed for Tenant or a substantial part of its property and such receiver is not removed within thirty (30) days after appointment, Landlord shall have the right (in addition to all other rights and remedies provided by law) to terminate this Lease, to re-enter and take possession of the Leased Premises pursuant to legal process, peaceably or by force, and to remove any property therein, without liability for damage to, and without obligation to store, such property. In the event of such termination, Landlord may (but shall be under no obligation to) relet the Leased Premises, or any part thereof, from time to time, in the name of Landlord or Tenant, without further notice, for such term or terms, or such conditions and for such uses and purposes as Landlord, in its uncontrolled discretion, may determine, and Landlord shall collect and receive all rents derived therefrom and apply the same, after deduction of all appropriate expenses, to the payment of the rent payable hereunder, Tenant remaining liable for any deficiency. Landlord shall not be responsible or liable for any failure to so relet the Leased Premises or any part thereof, or for any failure to collect, any rent connected therewith.

                  (b) Tenant further agrees to pay all reasonable attorneys fees and court costs incurred by Landlord on account of Tenant's default hereunder.

                  (c) If Landlord elects to terminate this Lease or if Landlord shall reenter the Leased Premises without having terminated the Lease, then notwithstanding such termination or reentry, Tenant shall be liable for and shall pay to Landlord, the sum of all fixed Minimum Rents, additional rents and other indebtedness accrued to the date of such termination or reentry, as the case may be; and Landlord may declare the Minimum Rent and additional rent for the balance of the Term immediately due and payable as provided for and determined by a court of competent jurisdiction. All items of additional rent relating to periods after termination or reentry shall be conclusively presumed to be the highest average monthly additional rent paid by Tenant during the Term, except that additional rent on account of Taxes, and Operating Expenses (as hereinabove defined) shall be conclusively presumed to increase at the average of the rates of increase thereof during the period prior to such termination. Nothing in this Paragraph shall be construed to limit or preclude recovery by Landlord against Tenant for any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                  (d) All remedies of Landlord shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

                  (e) In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to commence to cure a default after such notice or if Landlord commences to cure and then fails to prosecute such cure diligently to completion, Tenant shall not have any remedy or cause of action by reason thereof. No obligation of Landlord hereunder will be construed as a condition, and all Landlord's obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter.

       11. Tenant Improvements, Liens: (a) Except for unattached movable fixtures which may be installed without drilling, cutting or otherwise defacing the Leased Premises, Tenant shall not make any alterations, additions or improvements to the Leased Premises, exterior or interior, without the prior written consent of Landlord, which consent, provided such alterations will not affect the structure or exterior of the Leased Premises or the Building shall not be unreasonably withheld or delayed. Should Landlord grant Tenant approval as aforesaid, all such improvements shall be performed by Tenant at Tenant's sole cost and expense, in accordance with plans, specifications and descriptions previously approved by Landlord in writing (such approval, provided such alterations will not affect the structure or exterior of the Leased Premises or the Building shall not be unreasonably withheld or conditioned), in a prompt and diligent manner in full compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction thereover, in a good and workmanlike manner and in such a manner as to insure a minimum of interference with all aspects of the Project's operations including cooperating fully with Landlord's requests regarding such items as the locations of construction equipment and the times and manner in which construction will be performed; provided, however, Tenant shall not be required to work during non-business hours unless said work entails loud drilling or would otherwise cause substantial interference with occupants of the Building. Landlord agrees to notify Tenant of its approval or disapproval of all plans and specifications submitted to it within ten (10) business days of receipt (and ten (10) business days on all subsequent revisions). If any such alterations, additions or improvements are made by Tenant, then, at the expiration of the Term of this Lease, Tenant agrees to restore the Leased Premises to the condition prior to making same, at Tenant's sole cost and expense, reasonable wear and tear excepted, provided that if Landlord does not require removal, then all such alterations, additions or improvements shall become the sole property of Landlord. Tenant may not use or penetrate the roof of the Leased Premises for any purpose whatsoever without Landlord's prior written consent with respect thereto. Tenant covenants and agrees that all contractors, subcontractors and other persons or entities performing work for Tenant at the Leased Premises will carry liability insurance in amounts reasonably acceptable to Landlord.

         (b) Tenant covenants that it shall keep the Leased Premises, the Building and the Project free from liens of any kind for any work performed, material furnished or obligations incurred by Tenant. Should any liens or claims be filed against the Leased Premises, the Building or the Project by reason of Tenant's acts or omissions or for work claimed to have been done for or materials claimed to have been


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
furnished to Tenant, Tenant shall cause the same to be discharged by bond or otherwise within ten (10) days after receiving notice thereof and Tenant shall indemnify, defend and save Landlord harmless from and against any and all costs, liabilities, suits, penalties claims, damages, judgments and expenses (including, without limitation, reasonable attorneys fees and disbursements) resulting therefrom. If Tenant fails to cause any such lien or claim to be discharged within the required time, Landlord may cause same to be discharged and may make any payment that Landlord, in its sole judgment, considers necessary, desirable or proper in order to do so and Tenant hereby agrees to pay to Landlord, as additional rent, all costs so expended by Landlord immediately upon demand.

         12. Tenant's Property, Landlord's Lien: A first lien is hereby expressly reserved by Landlord and granted by Tenant under the terms of this Lease, upon all interest of Tenant in this leasehold and upon all personal property, fixtures, improvements and all other similar items erected upon, brought to or stored in the Leased Premises for the payment of Minimum Rent or additional rent and for the satisfaction of any causes of action which may accrue to Landlord. Furthermore, upon any termination of this Lease at a time at which Tenant shall be liable in any amount to Landlord under this Lease, Landlord shall have a lien upon the personal property and effects of Tenant within the Leased Premises, and Landlord shall have the right, at Landlord's election, without notice to Tenant, to sell all or part of said property and effects for any price against any amounts due under this Lease from Tenant to Landlord, including the expenses of such sale. Upon Tenant's prior written request and only provided that Tenant is not then in default of this Lease, Landlord hereby agrees to waive its lien upon the personal property of Tenant to Tenant's institutional lender under an agreement reasonably acceptable to Landlord, Tenant and Tenant's lender. If Tenant shall not remove all Tenant's effects from the Leased Premises at any expiration or other termination of this Lease, Landlord shall have the right, at Landlord's election, to remove all or part of said effects in any manner that Landlord shall choose and store, sell, or use the same without liability to Tenant for damage thereto or loss thereof, and Tenant shall be liable to Landlord for all expenses incurred in such removal and also for the cost of storage of said effects and all costs to sell, without notice to Tenant, said property or any part thereof at private sale and without legal process for such price as Landlord may obtain, and apply the proceeds of such sale to any amounts due under the Lease and to the expense incident to the removal and sale of said property.

         13. Subletting and Assignment: (a) Tenant shall not (i) transfer or assign this Lease or any interest hereunder, nor permit any assignment hereof by operation of law, (ii) sublet the Leased Premises or any part thereof nor
(iii) permit the use of the Leased Premises by desk tenants or any parties other than Tenant or its agents, without in each instance first obtaining the prior written consent of Landlord. Should Tenant wish to obtain Landlord's consent to an assignment or subletting, it shall make such request in written form detailing the proposed sub-rent, term, sub-tenant or assignee, compensation to be received by Tenant, name and financial data of the proposed sub-tenant or assignee and such other information as Landlord may reasonably request. Landlord may, in its sole discretion, either (i) give its approval (ii) not give its approval, or (iii) cancel and terminate this Lease, or if proposed subletting or assignment is for less than all the Leased Premises, cancel and terminate this Lease with respect to such portion (with the rent and all other charges payable hereunder equitably apportioned). If Landlord should grant Tenant its approval to any sublease or assignment, Tenant shall remain primarily liable for the performance of all of the covenants contained herein. Tenant shall not pledge or mortgage its leasehold interest or any part thereof and any such pledge or mortgage shall, at Landlord's option, render this Lease void.

         (b) For purposes of this Paragraph: (i) the merger, transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant or transfer of a majority partnership interest of Tenant or any subtenant that is a partnership, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be; (ii) a takeover, management or succession agreement shall be deemed a transfer of this Lease; and (iii) a modification, amendment or extension without Landlord's prior written consent of an assignment or a sublease previously consented to by Landlord shall be deemed a new assignment or sublease. Notwithstanding anything to the contrary hereinabove set forth, Landlord hereby agrees that, provided Tenant, or its successor through merger or acquisition, remains primarily liable hereunder, Tenant may assign its interest in this Lease: (a) to its Parent, as such term is hereinafter defined; (b) to any wholly-owned subsidiary of its Parent; (c) to any entity in which its Parent owns a 51% or more interest in;
(d) to any entity which owns 51% or more interest in said Parent; (e) to an entity with which Tenant or its Parent may merge or consolidate, provided that the resulting entity has a net worth at least equal to the net worth of Tenant prior to the deemed transfer; or (f) in connection with the sale of all or substantially all of Tenant's assets or stock constituting Tenant (hereinafter a "Pre-approved Assignment"). Tenant's "Parent" shall be defined as a person or party, which owns 51% or more interest in Tenant. In the event of any such Pre-approved Assignment by Tenant, Tenant hereby agrees to deliver to Landlord notice of such assignment, including documentary evidence of such assignment and the respective parties' ownership interest and net worth, within the thirty (30) days following any such Pre-approved Assignment.

         (c) Landlord may assign this Lease or any part thereof or right hereunder at any time. Upon such assignment, Landlord shall have no further obligations with respect hereto and Tenant shall look solely to such assignee for the performance of Landlord's obligations provided that the assignee has assumed all such obligations.

         14. Casualty: If at any time during the Term of this Lease, the Leased Premises or any portion thereof or any portion of the Building should be damaged or destroyed by fire or other casualty, then Tenant shall have no right to terminate this Lease, but Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises and Building to substantially the condition in which they existed immediately prior to such damage and destruction insofar as the proceeds from Landlord's insurance permit. In any of the aforesaid circumstances, unless such fire or damage shall have resulted from the negligence, acts or omissions of Tenant or its agents, contractors, employees, visitors or licensees, Minimum Rent and additional rent shall abate proportionately during the period to the extent that the Leased Premises are unfit for use by Tenant in the ordinary course of its business; provided, however, that should Tenant reoccupy a portion of the Leased Premises prior to the date the whole Leased Premises are made tenantable, Minimum Rent and additional rent allocable to such portion shall be payable by Tenant from the date of such reoccupancy. If Landlord has elected to repair and restore the Leased Premises, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter, subject to delays arising from shortage of labor or materials and Acts of God, war or other conditions beyond Landlord's reasonable control. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant within sixty
(60) days from the date of termination of this Lease the prepaid rent, if any (unaccrued as of the date of damage or destruction) and any remaining security deposit, less any sums then owing Landlord by Tenant. If Landlord has elected to repair and reconstruct the Leased Premises, then the Lease Term shall be extended for a period of time equal to the period of such repair or reconstruction. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or property or annoyance arising from any termination. Notwithstanding the foregoing, (i) if such damage shall occur during the last year of the term of this Lease or (ii) Landlord reasonably estimates that such damage cannot be repaired within six (6) months of the date of such damage, then in either of such events, Landlord shall give notice of such fact to Tenant as soon as such is reasonably determined. Not later than fifteen (15) days following the giving of such notice to Tenant, Tenant may elect to terminate this Lease by notice to Landlord. If Tenant makes such election, the term of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given, and Tenant shall vacate the Leased Premises and surrender the same to Landlord.

         15. Condemnation: (a) In the event of a taking of all or substantially all of the Leased Premises (so that the untaken portion is unsuitable for the continued feasible and economic operation of the Leased Premises by Tenant for substantially the same purposes as immediately prior to such taking), then this Lease shall automatically terminate and all rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of such taking.

         (b) In the event of a taking of less than substantially all of the Leased Premises, either Landlord or Tenant may elect to terminate this Lease by giving written notice of such termination to the other party, in which event this Lease shall terminate, and all rent and other sums payable by Tenant hereunder shall be apportioned and paid through the date of such taking.

         (c) In the event of a taking of a type described in subparagraph (b) hereof and if Landlord and Tenant do not elect to terminate this Lease, then this Lease and all of the duties and obligation of Tenant hereunder shall remain unmodified and in full force and effect, provided, however, that the rent payable after the taking shall be reduced to an amount which bears the same ratio to the rent payable immediately prior to the taking as the rental value of the Leased Premises after taking bears to the rental value of the Leased Premises immediately prior to the taking.

         (d) Landlord shall be entitled to all awards, damages, compensation or proceeds payable by reason of any taking, and Tenant shall not be entitled to any portion thereof, and shall have no claim for, and hereby expressly transfers, assigns, conveys and sets over unto Landlord all of its right, title and interest, if any, in or to any award, damages, compensation or proceeds payable by reason of any taking. Notwithstanding the foregoing, in any condemnation proceeding Tenant may submit a separate claim against the condemning authority for the value of Tenant's furnishings and trade fixtures and for the cost of relocation, if such separate claim is allowable as such.

         16. Insurance: (a) Throughout the Term or any extension thereof, Tenant shall hold Landlord harmless from any and all injury or damage to person or property in or on the Leased Premises including, without limitation, all costs, expenses, claims or suits arising in connection therewith, except to the extent such damages or injuries are caused by the gross negligence or willful misconduct of Landlord or its employees, agents, contractors and invitees. Furthermore, Tenant covenants that it shall maintain insurance against public liability for injury to person (including death) or damage to property occurring within the Leased Premises howsoever occasioned. Such insurance shall be within the minimum single limit of $1,000,000 for personal injury, death or property damage and Landlord shall be named as an additional insured under such policy(s). Upon Tenant's execution of this Lease and on each renewal of such policy(s), Tenant shall deliver to Landlord a certificate evidencing such insurance, naming Landlord as an additional insured, and in such certificate agreement the insurer shall agree that said policy may not be cancelled without thirty (30) days prior written notice to Landlord. In addition, Tenant hereby agrees to maintain sufficient "contents" insurance against theft or casualty to its property for all risks including difference in conditions and including, without limitation, water damage; and that Landlord shall not be liable for any theft or damage to persons or property sustained in or about the Leased Premises during the Term hereof, howsoever caused.

                  (b) Throughout the Term or any extension thereof, Landlord shall hold Tenant harmless from any and all injury or damage to person or property occurring on the common areas of the Project including, without limitation, all costs, expenses, claims, or suits arising in connection therewith. Furthermore, Landlord shall maintain insurance against public liability for injury to person (including death) or damage to property arising out of the acts or omissions of Landlord or arising out of the use of the common areas of the Project by Tenant, its licensees, employees, invitees or customers. Such insurance shall be with minimum single limit of $1,000,000 for personal injury, death or property damage.

                  (c) Each party hereto waives any and all right of recovery against the other party or parties hereto for each and every insured loss (not caused by the negligence of the other party) under the terms of such policy or policies.

         17. Signage: Tenant shall not install any signs visible from outside of the Leased Premises and shall not place or display any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without the prior written consent of Landlord. Any permitted signs shall be maintained by Tenant in a good condition of repair in compliance with all applicable governmental laws, ordinances, rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by the installation, use and maintenance of said signs. Tenant agrees, upon removal of said signs, to repair all damage incidental thereto.

         18. Attorney's Fees: In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and disbursements incurred therein by the successful party.

         19. Parties: "Landlord" as used in this Lease shall include Landlord's assigns and successors in title to the Leased Premises. "Tenant" shall include Tenant and, if this Lease shall be validly assigned or the Leased Premises validly sublet, shall include such assignee or subtenant, its successors and permitted assigns. "Landlord" and "Tenant" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         20. Landlord and Tenant Relationship: This Lease shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a leasehold interest which shall not be subject to levy and sale.

         21. Holding Over: If Tenant remains in possession of the Leased Premises after expiration of the Term of this Lease, with Landlord's acquiescence and without any distinct agreement of parties, Tenant shall be a tenant at will, subject to all of the covenants and obligations of this Lease and at a rental rate equal to 150% of the Minimum Rent and additional rent in effect at the end of the Term of this Lease; there shall be no renewal of this Lease by operation of law.

         22. Sale by Landlord: In the event of any sale, conveyance, transfer or assignment by Landlord of its interest in and to the Leased Premises, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate, provided such party has agreed to assume the obligations of Landlord under this Lease from and after the date of transfer, and Tenant releases said party from same and Tenant shall thereafter look only and solely to the party to whom the Leased Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord's duties and obligations under this Lease.

         23. Surrender of the Premises: At the end of the Term or other sooner termination of this Lease, Tenant shall surrender the Leased Premises and keys thereto to Landlord in a broom clean condition and otherwise in at least as good a condition as at Commencement Date of the Term of this Lease, natural wear and tear and damage by fire and other casualty only excepted. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by and succeeding tenant. The terms of this Paragraph shall survive the termination or expiration of this Lease.

         24. Notices: Tenant hereby appoints as Tenant's agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Leased Premises at that time; and if no person is in charge of or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Leased Premises. All other notices required or permitted under this Lease by Landlord to Tenant shall be sent by certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight carrier or by hand delivery to Tenant at the Leased Premises with a copy to Tenant at 417 Fifth Avenue, New York, New York 10016 Attn: General Counsel or such other address as Tenant may from time to time designate in writing to Landlord. All notices to Landlord shall be delivered by certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight carrier or by receipted hand delivery to Landlord's principal office at Northwest Properties Realty Corp., c/o Sentinel Real Estate Corporation, 666 Fifth Avenue, 26th Floor, New York, New York 10103-2698, or to such other address as Landlord may from time to time designate in writing to Tenant.

         25. Covenant of Quiet Enjoyment: So long as Tenant observes and performs the covenants and agreements contained herein to be observed and performed by Tenant, Landlord covenants and agrees that Tenant shall at all times during the Term of this Lease peacefully and quietly have and enjoy possession of the Leased Premises, subject to the terms hereof.

         26. Subordination: This Lease is subject and subordinate to all ground leases and/or mortgages which may now or hereafter affect the Project or any portion thereof, and to all renewals, refinancings, modifications, consolidations, replacements and extensions of any such ground leases and/or mortgages. This clause shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute any certificate that Landlord may reasonably request in confirmation of such subordination. Landlord shall use reasonable efforts to obtain from the existing lender and any future lenders or ground lessors a subordination, non-disturbance and attornment agreement in a form reasonably satisfactory to Tenant, Landlord and such lender.

         27. Estoppel Certificate: Tenant shall, at any time and from time to time, within ten (10) days after Landlord's request, execute, acknowledge and deliver to Landlord a certificate evidencing whether or not (i) this Lease is in full force and effect; (ii) this Lease has been amended in any way; (iii) there are any existing defaults on the part of Landlord hereunder, to the knowledge of Tenant, and specifying the nature of such defaults, if any; (iv) the date to which rent and other amounts due hereunder, if any, have been paid; and (v) such other matters reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by any prospective purchaser of the Project or transferee of Landlord's interest hereunder or by any holder or prospective holder of any mortgage instrument or deed to secure debt now or hereafter encumbering the Project.

         28. Successors and Assigns: The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors, heirs, legal representatives and assigns, subject, however, in the case of Tenant, to the restrictions on assignment and subletting contained in this Lease.

         29. Limitation of Liability: Tenant agrees that the liability of Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Leased Premises including, but not limited to, all matters or claims of whatsoever nature arising out of or caused by the negligence of Landlord, its agents, servants or employees, shall be limited to Landlord's interest in the Project and proceeds, if any, thereof, and in no event shall Tenant bring any action or make any claim against, recover any money judgement from, or seek to impose any personal liability upon any principal, agent, officer, shareholder, director, general or limited partner of the Landlord or any principal for whom Landlord may be acting.

         30. Broker's Commission: Tenant warrants and represents to Landlord that no party is entitled, as a result of the actions of Tenant, to a commission or other fee resulting from the execution of this Lease except for Brad Bohlman of Welsh Companies, 8200 Normandale Boulevard, Suite 200, Minneapolis, Minnesota 55437-1064 (hereinafter "Welsh") and John M. Lavander of Caliber Development Corporation, 14505 21st Avenue, Suite 205, Plymouth, Minnesota 55447 (hereinafter "Caliber") and Tenant agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including reasonable attorney's fees and court costs), loss and liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Lease or the negotiations thereof if such claim or claims by any such broker or agent are based in whole or in part on dealings with Tenant or its representatives. The fees paid to Welsh and Caliber in connection herewith shall collectively be the "Brokerage Commission." Landlord agrees to pay the applicable Brokerage Commission to Welsh and Caliber in accordance with the terms of a separate agreement.

         31. Rules and Regulations: Tenant accepts the Leased Premises subject to, and hereby agrees with Landlord to abide by, the rules and regulations attached to this Lease and incorporated herein by reference, together with such additional Rules and Regulations or amendments thereto as may hereafter from time to time be established by Landlord, and such additions or amendments shall be binding on Tenant upon receipt of same by Tenant. Landlord shall enforce all rules and regulations in a uniform, non-discriminatory manner. In the case of a conflict between this Lease and any rules and regulations that may later be adopted, the terms of this Lease shall control.

         32. Hazardous Substances: (a) Tenant shall at all times and in all respects comply with all federal, state, and local laws, ordinances and regulations ("Hazardous Materials Law") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste or other hazardous toxic, contaminated, or polluting materials, substances, or wastes, including, without limitation, any "hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials") in accordance with the provisions hereinafter set forth.

         (b) Tenant shall, at its own cost and expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Leased Premises including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Leased Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under, or about the Leased Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws are strictly the responsibility of Tenant. Tenant is "in charge" of Tenant's "facility" as such terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986.

         Upon expiration or earlier termination of the Term of this Lease, Tenant shall cause all Hazardous Materials brought to the Leased Premises by Tenant or its employees, agents, contractors or invitees to be removed from the Leased Premises and transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Leased Premises or the Project, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Leased Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, Tenant shall remove any tanks or fixtures which contain, contained or are contaminated with Hazardous Materials (other than those present when Tenant took possession of the Leased Premises).

         (c) Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(ii) any claim made or threatened by any person or party against Tenant, the Leased Premises or the Project relating to damage, contribution, cost recovery compensation, loss, or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on, or removed from the Leased Premises or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five
(5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations relating in any way to the Leased Premises, the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of Hazardous Waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

         (d) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses, or expenses (including attorney's fees and disbursements) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under, or about the Leased Premises or the Project or discharge in or from the Leased Premises or the Project of any Hazardous Materials brought to, or created at, the Leased Premises by Tenant or its employees, agents, contractors or invitees, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Materials to, in, on, under, about, or from the Leased Premises or the Project, or (ii) Tenant's failure to comply with any Hazardous Materials Law to the extent Tenant is required to do so under the terms herein, whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Leased Premises or the Project, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term of this Lease. For purposes of the release and indemnity provision hereof, any acts or omissions of Tenant, or by employees, agents, assignees, subtenants, contractors, or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant.

         (e) If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligation to Landlord hereunder, whether or not then accrued, liquidated, conditional, or contingent, Tenant shall, upon Landlord's demand, procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Landlord may, but shall be under no obligation to, procure such insurance if Tenant fails to meet its obligation hereunder and Tenant agrees to pay to Landlord the cost thereof as additional rent, immediately upon demand.

         (f) If Tenant's use of the Leased Premises shall involve Hazardous Materials of any kind in any fashion, Landlord shall have the right to require Tenant to undertake and submit to Landlord a periodic environmental audit from a qualified environmental engineering firm or auditor which audit will evaluate Tenant's compliance with the terms of this Lease and all Hazardous Material Laws.

         (g) To the best of Landlord's knowledge, as of the date hereof, there are no Hazardous Materials in place in the Leased Premises. Should Tenant, notwithstanding the foregoing, desire to have materials in place in the Leased Premises tested for the presence of Hazardous Materials, Landlord hereby grants Tenant the right to perform such testing, only within the thirty (30) days following the full execution hereof and prior to the construction of any tenant improvements. If Tenant elects to perform such testing, it shall notify Landlord in writing of such election, identifying the licensed and qualified engineer it has hired and the scheduled date and scope of testing to be performed, within five (5) business days of the full execution hereof and at least five (5) days prior to such testing. Upon the completion of any such testing by Tenant, Tenant shall immediately deliver to Landlord its licensed and qualified engineer's written report and t est results. In the event that such testing by Tenant reveals the presence of any materials which require removal pursuant to any Hazardous Material Laws; then, Tenant may either: (i) cancel and terminate this Lease upon delivery of notice to Landlord; or (ii) demand that Landlord, on a timely basis, remove such Hazardous Materials and restore that portion of the Leased Premises affected by such removal to good condition of repair, all in accordance with the requirements of all applicable Hazardous Material Laws (collectively such removal and repair shall be called "Restoration"). Landlord agrees, upon its receipt of such notice of demand by Tenant, to reimburse Tenant for all reasonable expenses incurred by Tenant for such testing within the thirty (30) days following Tenant's completion of such testing and delivery to Landlord evidence of the costs so incurred, and to credit Tenant for all Minimum Rent and additional rent due hereunder during the period in which such Restoration is performed, such credit to be applied towards the first month in which Minimum Rent and additional rents would otherwise be due and payable by Tenant to Landlord. Should Landlord fail to commence such Restoration within the thirty (30) days following its receipt of Tenant's demand, then Tenant may perform such Restoration, on a timely basis, and Landlord agrees to reimburse Tenant for all reasonable expenses incurred by Tenant for such testing and Restoration, thirty (30) days following Tenant's completion of such Restoration and delivery to Landlord evidence of the removal and lawful disposal of all such Hazardous Materials and the reasonable costs incurred in connection therewith and to credit Tenant for the Minimum Rent and additional rent due hereunder during the period in which such Restoration is performed, such credit to be applied towards the first month in which Minimum Rent and additional rent would otherwise be due and payable by Tenant to Landlord. However, should Tenant elect to test materials in place in the Leased Premises for the presence of Hazardous Materials as hereinabove described and discover that no Hazardous Materials are present in the Leased Premises, the cost of such testing shall be borne by Tenant at Tenant's sole cost and expense.

         33. Miscellaneous: Time is of the essence with respect to this Lease. This Lease contains the entire agreement of Landlord and Tenant and no representations or agreement, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure to exercise any power given hereunder, or to insist upon strict compliance with any obligations hereunder, and no custom or practice at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. The acceptance of any payment hereunder by Landlord shall not be deemed to be a waiver of any preceding default of Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such payment or pursue any other remedy provided in this Lease or otherwise. If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future laws or regulations effective during the Term of this Lease, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the state in which the Leased Premises is located. Neither this Lease, nor any memorandum of this Lease or reference hereto, shall be recorded by Tenant without Landlord's consent endorsed thereon. Landlord shall be excused from the performance of any of its obligations under this Lease for the period of any delay resulting from any cause beyond its control, including, without limitation, all labor disputes, governmental regulations or controls, fires or other casualties, inability to obtain any material or services or acts of God. If Tenant executes this Lease as a corporation, Tenant does hereby represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Leased Premises and/or any claim of injury or damages.

         34. Furnishings Covenant: Tenant acknowledges and agrees that Landlord is making and has made no representation regarding the ownership of the furniture, fixtures or equipment ("Furnishings") in place in the Leased Premises and Landlord shall not have any responsibility, legal, financially or otherwise, with respect to the furnishing. Landlord is not guaranteeing or ensuring that the Furnishings will remain in the Leased Premises and Tenant acknowledges that a third party may have rights to remove the Furnishings from the Leased Premises. Tenant agrees that Landlord's rights to the Furnishings may be subordinate to one or more adverse claims to the Furnishings and Tenant agrees to hold Landlord harmless should any adverse claim arise regarding the Furnishings. Notwithstanding the foregoing, however, subject to Landlord's receipt of an inventory of the Furnishings and evidence of the ownership thereof, Landlord hereby agrees that upon Tenant's written request and only provided that Tenant is not then in default of this Lease, Landlord shall waive its lien, if any, upon the Furnishings in a form reasonably acceptable to Landlord, Tenant and the owner of such Furnishings.

         35. Tenant Access: Tenant shall have access to the Leased Premises on a 24-hour day, seven day a week basis.

         36. Tenant Security System: Tenant shall have the right, at its sole cost and expense, to install a security system in the Leased Premises; provided that Tenant shall ensure that Landlord has a means of access to the Leased Premises at all times during the term of this Lease, including without limitation, the means for immediate access to the Leased Premises in the case of an emergency. In connection with the foregoing, Tenant shall provide Landlord at the commencement of the term of this Lease with at least two functioning card keys to the Leased Premises.

         37. Heating and Cooling System: Upon the commencement of the Term of this Lease and in addition to the provisions of Paragraph 6 hereof, Tenant hereby agrees that it shall effect a preventative maintenance program with respect to the maintenance of the heating and air conditioning system in place in the Leased Premises (hereinafter the "HVAC"), and agrees to perform such preventative maintenance program in a manner consistent with common practice and reasonable prudence to prevent damage and waste with respect to such system. Notwithstanding the provisions of Paragraph 6 herein, and only provided Tenant has complied with the provisions with respect to preventative maintenance hereinabove set forth, including evidencing such compliance by delivering to Landlord a signed copy of its contract with a qualified heating, ventilation and air conditioning contractor (the "Preventative Maintenance Contractor") and copies of all service reports it receives with respect thereto, Landlord agrees to pay for the cost to repair or replace any major component of the HVAC in excess of $1,000.00 per calendar year, Tenant being responsible for the first $1,000.00 of cost therefor. Landlord's obligation hereunder shall not, at any time, include items which fall into the category of routine or preventative maintenance. Should Tenant be informed by its Preventative Maintenance Contractor of the need to repair or replace any major component of its HVAC costing $1,000.00 or more, Tenant shall immediately notify Landlord in writing, prior to the performance of any such replacement, and Landlord shall retain the right to bid such replacement and to utilize the contractor of its choice to perform any such requirement.

          IN WITNESS WHEREOF, each corporate party hereto has caused this Lease Agreement to be executed in its name and behalf, by an authorized officer of the corporation, as of the date set forth above.

WITNESSES:                         LANDLORD: NORTHWEST PROPERTIES REALTY CORP.


By: /s/ Signature Illegible        By: /s/ Christine C. Kurtz
   ------------------------           ----------------------------------------
                                   (title) Vice President


                                   TENANT: G.T. INTERACTIVE SOFTWARE CORP.

By: /s/ Kari L. Heinle             By: /s/ Signature Illegible
   ------------------------           ----------------------------------------
                                   (title) President

                                       /s/ Signature Illegible V.P.  2/17/99
                                      ----------------------------------------

                                   EXHIBIT A













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                                       16

                                    EXHIBIT B

                                  Tenants Work

Landlord shall reimburse Tenant for improvements to be made by Tenant to the Leased Premises up to a maximum amount of $10,000 upon (i) evidence that the improvements were properly performed in accordance with the approved Plans and Specifications, (ii) Landlord's receipt of paid invoices totaling at least $10,000 for those improvements, (iii) evidence of payment and final lien waivers therefore; and (iv) Tenant's receipt and submission to Landlord of all necessary certificates of occupancy and any other documentation that Landlord may reasonably require in connection with said construction.

                                    EXHIBIT C

                              Rules and Regulations

1. No sign, placard, picture, advertisement, name, notice or sun screening shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building or any portion of the Project without the written consent of Landlord first had and obtained and in the absence thereof, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs of lettering on doors shall be printed, painted, axed or inscribed at the sole risk and expense of Tenant by a licensed contractor reasonably approved by Landlord and subject to all laws, ordinances rules, regulations and recommendations of all governmental and quasi-governmental authorities having jurisdiction thereover and all insurance companies and fire rating agencies which insure the Project. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Leased Premises. Landlord may specify a Building standard window covering for all exterior windows.

2. All parking shall be within the property boundaries of the Project and within marked parking spaces. There should be no on-street parking and at no time shall any Tenant obstruct any driveways or loading areas intended for the use of other tenants, their employees, agents, customers and invitees. The driveways and parking areas in the Project are for the joint and non-exclusive use of Landlord's tenants, their employees, agents, customers and invitees, unless specifically marked to the contrary. In the event Tenant, its agents, customers and/or invitees use a disportionate portion of the parking areas, Landlord shall have the right to restrict Tenant, its agents, customers and/or invitees to certain parking areas. Tenant shall not permit any fleet trucks to park overnight in the Project's parking areas without Landlord's prior written approval.

3. Unless specifically approved by Landlord in writing, no materials, supplies or equipment shall be stored anywhere in, on or about the Project except inside the Leased Premises. Trash receptacles may not be placed in the service areas except by Landlord. If Landlord does not supply trash receptacles, Tenant shall furnish its own receptacles, and shall place such receptacles in a location reasonably designated by Landlord.

4. No additional locks, other than Landlord approved entry systems, shall be placed on the doors of the Leased Premises by Tenant nor shall any existing locks be changed unless Landlord is immediately furnished with two keys thereto. Landlord will, without charge, furnish Tenant with two keys for each lock on the entrance doors to the Leased Premises when Tenant assumes possession, with the understanding that at the termination or expiration of the Term of this Lease the keys to the Leased Premises shall be returned to Landlord.

5. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for its reasonable approval and supervision before performance of any service. Landlord shall notify Tenant of its approval or disapproval of any contractor to be utilized by Tenant within twenty (20) business days from the date of such request by Tenant. This provision shall apply to all work performed in the Project, including, but not limited to, installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Project.

6. No Tenant shall at any time occupy or allow any person to occupy any part of the Leased Premises or the Project as sleeping or lodging quarters.

7. Tenant shall not place, install or operate on the Leased Premises or in any part of the Project, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or Hazardous Material without the prior written consent of Landlord. The foregoing shall not prohibit the use of microwave ovens or coffee making machines.

8. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings Landlord may provide or reasonably approve) so that a full unobstructed view of the interior of the Leased Premises may be had from outside the Building.

9. The sidewalks, parking lots and exits shall not be obstructed by Tenant, its employees, agents, contractors, subtenants or assigns or used for any purpose other than for ingress to and egress from the Leased Premises.

                                    EXHIBIT C

                              Rules and Regulations

10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors and vibrations, or interfere in any way with other Tenants or those having business in the Project, nor shall any animals or birds be brought in or kept in or about the Leased Premises or the Project.

11. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who may in any manner do any act in violation of any law or any rule or regulations of the Project.

12. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name of the Project and street address of the Building of which the Leased Premises are a part.

13. Tenant shall not disturb, solicit or canvass any occupant of the Project and shall cooperate to prevent same.

14. Without the prior written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

15. Landlord shall have the right to control and operate the common areas of the Project, the public facilities thereof, as well as the facilities furnished for the common use of all Tenants, in such manner as it deems appropriate.

16. No satellite dish, radio, television or other aerial or equipment of any kind may be placed or installed on the roof or on any exterior wall of the Leased Premises or on the grounds or common areas of the Project without the prior written consent of Landlord in each instance. Any equipment so installed without such written consent shall be at the sole risk of Tenant and shall be subject to removal without notice at any time and Tenant shall pay to Landlord, on demand, as additional rent, the cost of any damages occasioned thereby including, but not limited to, the cost to replace any warranty voided or diminished by such installation and the cost of removal and repairs.

17. Landlord shall have the right from time to time to modify, add to or delete any of these rules and regulations at Landlord's discretion, provided that any changes are uniformly applied to all Tenants.

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE ("AMENDMENT"), made this 14th day of May, 1999 between Northwest Properties Realty Corp., a Minnesota corporation ("Landlord"), and G. T. Interactive Software Corp., a Delaware corporation ("Tenant");

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a lease dated February 22, 1999 (the "Lease"), covering premises consisting of 20,400 square feet, known and numbered as Suite 150, located in the Northwest Pointe Business Centre ("Building"), 2155 Niagara Lane North, Plymouth, Minnesota 55447 ("Existing Premises");

         WHEREAS, Landlord and Tenant desire to enter into this Amendment to provide for Tenant's expansion of the Existing Premises into Suite 151 of the Building containing approximately 3,000 square feet of office space and to further amend the Lease; and

         WHEREAS, Tenant desires to extend the term of the Lease for an additional three (3) month period commencing on December 1, 2002 and expiring on February 28, 2003 and to further amend the Lease.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Landlord and Tenant hereby agree to amend the Lease, effective as of April 1, 1999, as follows:

         1. The term of the Lease is hereby extended through February 28, 2003.

         2. The space, known and numbered as Suite 151 and located in the Northwest Pointe Business Centre, 2155 Niagara Lane North, Plymouth, Minnesota 55447, as depicted on Exhibit A attached hereto ("Expansion Premises"), shall be added to the Existing Premises, so that as of April 1, 1999, the "Leased Premises" as such term is defined in the Lease shall be increased from 20,400 square feet to 23,400 square feet and the "Leased Premises" shall consist of Suites 150 and 151, collectively consisting of approximately 23,400 square feet, and Exhibit A attached hereto shall replace Exhibit A attached to the Lease. The Expansion Premises shall become part of the Leased Premises for all purposes of the Lease, and any reference in the Lease to the Leased Premises shall be deemed to refer to and include the Expansion Premises, except as expressly provided otherwise in this Amendment.

         3. Tenant covenants to pay to Landlord, without prior demand being made therefor and without offset or deduction of any kind, as Minimum Rent for the Leased Premises, for the period commencing on April 1,1999 and expiring on February 28, 2003, the sum of $219,234.60 per, annum, payable in equal monthly installments, in advance, of $18,269.55 per month.

         4. That the figure "22.11%" shall be deleted from Paragraph 3(b) of the Lease and the figure "25.37%" shall be inserted in its stead and place.

         5. That the figure "$5,678.00" shall be deleted from Paragraph 3(c) of the Lease and the figure "$6,513.00" shall be inserted in its stead and place.

         6. That the figure "$1,666.00" shall be deleted from Paragraph 3(d) of the Lease and the figure "$1,911.00" shall be inserted in its stead and place.

         7. That the words "Leased Premises" in the first line of Paragraph 5(c) of the Lease shall be deleted and the words "Existing Premises" shall be inserted in its stead and place.

         8. Tenant hereby accepts the Expansion Premises in "as is" condition and acknowledges that Landlord shall not be required to perform any work therein in consideration of Tenant's occupancy.

         9. In consideration of Tenant's accepting the Expansion Premises in their present "as is" condition, Tenant shall receive a credit in the amount of $10,267.50 to be applied in equal monthly installments of $3,422.50 per month, towards the Minimum Rent, Operating Expenses and Taxes due under the Lease for the period commencing on April 1,1999 and expiring on June 30, 1999.

         10. Tenant represents and warrants to Landlord that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Amendment except for Brad Bohlman of Welsh Companies, 8200 Normandale Boulevard, Suite 200, Minneapolis, Minnesota 55437-1060, (hereinafter "Welsh") and John M. Lavander of Caliber Development Corporation, 14505 21st Avenue, Suite 205, Plymouth, Minnesota 55447 (hereinafter "Caliber") and Tenant agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including attorney's fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Amendment or the negotiations hereof if such claim or claims by any such broker or agent are based in whole or in part on dealings with Tenant or its representatives. Landlord shall pay the commission due Welsh and Caliber pursuant to the terms of a separate brokerage agreement entered into between Landlord and Welsh.

         11.      Tenant hereby represents and warrants to Landlord that Tenant
                  (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Amendment, and (iii) has taken all actions necessary to authorize the execution and performance of this Amendment.

         12. The recitals set forth hereinabove are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

         13. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

         14. Except as expressly amended hereby, the Lease and all of the terms, covenants and conditions of the Lease are hereby confirmed and ratified and shall remain and continue in full force and effect.

         15. This Amendment may not be modified or terminated orally and constitutes the entire agreement between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first written above.

                                     LANDLORD: Northwest Properties Realty Corp.


                                         By: /s/ (illegible)
                                             -----------------------------------
                                             (Title) Vice President

                                     TENANT:  G. T. Interactive Software Corp.

                                         By: /s/ (illegible)
                                             ----------------------------------
                                             (Title) President

                                   EXHIBIT A


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                                       16